Exhibit 10.1 to
                                                                      Form 8-K

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          LEUCADIA NATIONAL CORPORATION

                                       AND

                               HOMEFED CORPORATION



                          DATED AS OF OCTOBER 21, 2002



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                                TABLE OF CONTENTS
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                                                                                                                        PAGE
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STOCK PURCHASE AGREEMENT..................................................................................................1

1.         DEFINITIONS; INTERPRETATION....................................................................................1

           1.1       Definitions..........................................................................................1

           1.2       Interpretation.......................................................................................5

2.         PURCHASE OF SECURITIES.........................................................................................5

           2.1       Closing..............................................................................................5

           2.2       Sale and Purchase.  .................................................................................5

3.         CONSIDERATION AND PAYMENT......................................................................................6

           3.1       Consideration........................................................................................6

           3.2       Adjustment to Consideration..........................................................................6

           3.3       Payment of Consideration; Delivery of the Shares.....................................................6

4.         CONDITIONS TO CLOSING..........................................................................................6

           4.1       Conditions Precedent to Obligation of HomeFed........................................................6

           4.2       Conditions Precedent to Obligation of LUK............................................................7

5.         REPRESENTATIONS AND WARRANTIES OF LUK..........................................................................8

           5.1       Corporate Existence..................................................................................8

           5.2       Authorization; Enforcement...........................................................................9

           5.3       Capital Stock of CDS; Ownership of the Shares........................................................9

           5.4       No Conflict.........................................................................................10

           5.5       Certificate of Incorporation and By-laws............................................................10

           5.6       Consents............................................................................................11

           5.7       Compliance with Law.................................................................................11

           5.8       Litigation..........................................................................................11

           5.9       Regulatory Filings..................................................................................11

           5.10      Contracts...........................................................................................11

           5.11      Finder's Fees.......................................................................................12

           5.12      Assets and Properties...............................................................................12

           5.13      Employee Benefits...................................................................................12

           5.14      No Material Adverse Change..........................................................................12


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           5.15      Intangible Property.................................................................................12

           5.16      Insurance...........................................................................................13

           5.17      Powers of Attorney; Guarantees; Required Insurance; Agents..........................................13

           5.18      Disclosure..........................................................................................13

           5.19      Environmental Protection............................................................................13

           5.20      Financial Statements................................................................................13

           5.21      Investment Purpose..................................................................................13

6.         REPRESENTATIONS AND WARRANTIES OF HOMEFED.....................................................................14

           6.1       Corporate Existence.................................................................................14

           6.2       Authorization; Enforcement..........................................................................14

           6.3       Capital Stock of HomeFed............................................................................14

           6.4       No Conflict.........................................................................................14

           6.5       Consents............................................................................................15

           6.6       Litigation..........................................................................................15

           6.7       Finder's Fees.......................................................................................15

           6.8       Disclosure..........................................................................................15

           6.9       Investment Purpose..................................................................................16

           6.10      Authorization and Issuance of HomeFed Stock Consideration.  ........................................16

           6.11      No Material Adverse Change..........................................................................16

           6.12      Reports.  ..........................................................................................16

           6.13      Financial Statements.  .............................................................................17

7.         COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS.....................................................................17

           7.1       Conduct of Business of the Companies................................................................17

           7.2       Restrictions........................................................................................17

           7.3       Access to Information; Due Diligence; Confidentiality...............................................18

           7.4       Payments of Intercompany Indebtedness; Liquidating Distributions. ..................................19

           7.5       Approvals of Governmental Authorities...............................................................19

           7.6       Further Assurances..................................................................................20

           7.7       Notification of Changes. ...........................................................................20


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           7.8       Performance of Conditions...........................................................................20

           7.9       Publicity...........................................................................................21

           7.10      Authority, Bank Accounts, Etc.......................................................................21

           7.11      Delivery of Reports.................................................................................21

           7.12      HomeFed Acknowledgments.............................................................................21

           7.13      Delivery of Audited Financial Statements.  .........................................................22

           7.14      Security for Credit Enhancements....................................................................22

           7.15      [Reserved]..........................................................................................22

           7.16      Conduct of Business of HomeFed......................................................................22

           7.17      Registration Rights for HomeFed Stock Consideration.  ..............................................23

8.         TAXES.........................................................................................................23

           8.1       Tax Returns Filed and Taxes Paid by LUK.............................................................23

           8.2       Post-Closing Access to Books and Records and Cooperation.  .........................................23

           8.3       Liability for Taxes and Related Matters.............................................................24

           8.4       Termination of Tax Allocation Agreement.  ..........................................................27

           8.5       Section 338(h)(10) Election. .......................................................................27

           8.6       Survival of Representations, Warranties and Obligations.............................................28

           8.7       Transfer Taxes.  ...................................................................................28

           8.8       Indemnification Payments Net of any Tax Benefit.  ..................................................28

9.         INDEMNIFICATION...............................................................................................28

           9.1       Indemnification by LUK. ............................................................................28

           9.2       HomeFed's Obligation to Indemnify. .................................................................30

           9.3       Right to Contest Third Party Claims. ...............................................................31

           9.4       Indemnification for Taxes. .........................................................................32

           9.5       Limitations on Indemnification. ....................................................................32

10.        TERMINATION...................................................................................................33

           10.1      Termination.  ......................................................................................33

           10.2      Effect of Termination...............................................................................33

11.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................................................................33


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12.        MISCELLANEOUS.................................................................................................33

           12.1      Amendments and Waivers. ............................................................................33

           12.2      Assignment..........................................................................................33

           12.3      Entire Agreement....................................................................................33

           12.4      Governing Law.......................................................................................34

           12.5      Enforcement; Jurisdiction...........................................................................34

           12.6      Notices.............................................................................................34

           12.7      Counterparts........................................................................................35

           12.8       Certain Fees and Expenses. ........................................................................35

           12.9      No Joint Venture or Partnership Intended. ..........................................................35

           12.10     Severability........................................................................................35

           12.11     No Third Party Beneficiaries. ......................................................................35
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                            STOCK PURCHASE AGREEMENT

           STOCK PURCHASE AGREEMENT, dated as of October 21, 2002, between HomeFed Corporation, a Delaware corporation having an office at 1903 Wright Place, Suite 220, Carlsbad, California 92008 ("HomeFed"), and Leucadia National Corporation, a New York corporation having an office at 315 Park Avenue South, New York, New York 10010 ("LUK").

                              W I T N E S S E T H:

                     WHEREAS, LUK is the record and beneficial owner of 1,000 shares (the "Shares") of common stock, $0.01 par value per share, of CDS Holding Corporation, a Delaware corporation ("CDS"), representing all of the issued and outstanding shares of capital stock of CDS; and

                     WHEREAS, LUK desires to sell, and HomeFed desires to buy, all of the Shares;

                     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions hereof, each of the parties hereto agrees as follows:

                     1. DEFINITIONS; INTERPRETATION.

                     1.1 DEFINITIONS. The terms defined in this Section 1.1, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

                     "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                     "Affiliate" of a specified Person means a Person that (at the time when the determination is to be made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. As used in the foregoing sentence, the term "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                     "Asserted Liability" has the meaning set forth in Section 9.1(c).

                     "Balance Sheet" has the meaning set forth in Section 8.3.1.

                     "Bona Fide Settlement" has the meaning set forth in Section 9.3(c).

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                     "Bonding Requirements" has the meaning set forth in Section
7.14.

                     "Bonds" has the meaning set forth in Section 7.14.

                     "Books and Records" means all of the books and records (including all data and other information stored on discs, tapes or other media) relating to the assets, Properties, business and operations of the Companies, including all such items relating to the legal existence, stock ownership, corporate management or other such corporate records.

                     "Business Day" means any day that is not a Saturday or a Sunday or a day on which banks in the State of New York are authorized or required by law to close.

                     "Cash Consideration" has the meaning set forth in Section 3.1.

                     "CDS" has the meaning set forth in the first Recital.

                     "CDS Material Adverse Effect" means a material adverse effect on the assets, results of operations, business or condition (financial or otherwise) of the Companies, taken as a whole.

                     "Closing" has the meaning set forth in Section 2.1.

                     "Closing Date" has the meaning set forth in Section 2.1.

                     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

                     "Companies" means CDS and the Subsidiaries.

                     "Consideration" has the meaning set forth in Section 3.1.

                     "Contest" has the meaning set forth in Section 8.2.

                     "Contract" means any written agreement, instrument, commitment or other contract.

                     "Credit Enhancements" has the meaning set forth in Section 7.14.

                     "Devco" means CDS Devco, Inc., a California corporation.

                     "Development Management Agreement" has the meaning set forth in Section 7.3.

                     "Development Manager" has the meaning set forth in Section 7.3.

                     "Elections" has the meaning set forth in Section 8.5(a).


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                     "ERISA" means the Employee Retirement Income Security Act
of 1974, as amended, and the regulations promulgated thereunder.

                     "Extension Period" has the meaning set forth in Section
7.15.

                     "Filer" has the meaning set forth in Section 8.3.5(d).

                     "GAAP" means generally accepted accounting principles.

                     "Governmental Authority" means any foreign, federal, state, local or other court, arbitration, administrative agency or commission, insurance or securities regulatory or self-regulatory body or securities or commodities exchange.

                     "HomeFed" has the meaning set forth in the first paragraph of this Agreement.

                     "HomeFed Indemnitees" has the meaning set forth in Section 9.1(a).

                     "HomeFed Material Adverse Effect" means a material adverse effect on the assets, results of operations, business or condition (financial or otherwise) of HomeFed.

                     "HomeFed SEC Documents" has the meaning set forth in
Section 6.12.

                     "HomeFed Stock" has the meaning set forth in Section 3.1.

                     "HomeFed Stock Consideration" has the meaning set forth in
Section 3.1.

                     "Knowledge," "Knew" or "Known" means, with respect to any representation or warranty in which such term is contained, to the actual knowledge of any executive officer of the applicable person, without duty of inquiry or investigation.

                     "Laws" has the meaning set forth in Section 5.7.

                     "LFC" has the meaning set forth in Section 7.15.

                     "Liability" means, with respect to any Person, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility (whether known, unknown, accrued, absolute, contingent, unliquidated or otherwise) and regardless of when such liability or obligation was or is asserted.

                     "Liable Party" has the meaning set forth in Section
8.3.5(d).

                     "Lien" means any lien, encumbrance, pledge, mortgage, security interest, claim, charge, lease, option, right of first refusal, easement, servitude, encumbrance, equity, claim or other third party right (including a right of preemption), restriction or other limitation, in each case of any nature whatsoever, except for liens of public record and liens created by


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the option and purchase agreements and escrow instructions with the merchant builders for Phase I of the Project.

                     "Loss" and "Losses" have the meaning set forth in Section 9.1(b).

                     "LUK" has the meaning set forth in the first paragraph of this Agreement.

                     "LUK Indemnitees" has the meaning set forth in Section 9.2(a).

                     "New York Court" has the meaning set forth in Section 12.5.

                     "Owned Properties" has the meaning set forth in Section
5.19.

                     "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

                     "Plan" means any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA), as well as any other written or unwritten plan or Contract involving direct or indirect compensation, established, maintained or contributed to by the Company , or under which the Company has any present or future Liability on behalf of its employees or former employees or their dependents or beneficiaries, including each retirement, pension, profit-sharing, thrift, savings, target benefit or employee stock ownership plan, cash or deferred, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling, or vacation, sick or disability pay and each other "fringe benefit" plan or arrangement.

                     "Project" has the meaning set forth in Section 7.3.

                     "Property" means real, personal or mixed property, tangible or intangible.

                     "Refusal Date" has the meaning set forth in Section 9.3(c).

                     "Registration Rights Agreement" has the meaning set forth in Section 7.17.

                     "Scheduled Contracts" has the meaning set forth in Section 5.10.1.

                     "SEC" has the meaning set forth in Section 6.12.

                     "SERI" means San Elijo Ranch, Inc., a California corporation.

                     "SERI Note" has the meaning set forth in Section 3.2.

                     "Shares" has the meaning set forth in the second recital of this Agreement.


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                     "Subsidiaries" means Devco, SERI, San Elijo Hills
Development Company, a Delaware limited liability company, San Elijo Hills Construction Company, a California corporation, SEH R LLC, a California limited liability company, and SEH Copper Creek LLC, a Delaware limited liability company.

                     "Stock Consideration Amount" has the meaning set forth in
Section 3.1.

                     "Taxes" means all United States federal, state, county, local, foreign and other taxes, including income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, transfer taxes, employment and payroll-related taxes, property taxes and other governmental charges and assessments, and includes interest, additions to tax, penalties and reasonable attorneys' fees and accountants' fees and disbursements with respect thereto.

                     "Tax Allocation Agreement" means that certain Tax Allocation Agreement between LUK and certain of the Companies dated as of December 29, 1994.

                     1.2 INTERPRETATION. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated or unless the context shall otherwise require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions of terms in this Agreement shall be applicable to both the plural and the singular forms of the terms defined when either such form is used in this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, paragraph or clause.

                     2. PURCHASE OF SECURITIES

                     2.1 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Pillsbury Winthrop LLP, El Camino Real, Suite 200, San Diego, California on October 21, 2002, or at such other place, time or date as the parties may mutually determine in writing. (The actual date the Closing occurs is referred to herein as the "Closing Date".)

                     2.2 SALE AND PURCHASE. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date LUK shall sell and deliver to HomeFed, free and clear of all liens, and HomeFed shall purchase from LUK the Shares for the Consideration specified in Section 3.1.


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                     3. CONSIDERATION AND PAYMENT

                     3.1 CONSIDERATION. Consideration for the Shares (the "Consideration") shall consist of (i) One million dollars ($1,000,000) in cash (the "Cash Consideration") and (ii) a number shares of common stock, $0.01 par value per share, of HomeFed (the "HomeFed Stock") obtained by dividing $24,000,000 (the "Stock Consideration Amount") by $0.97, rounded to the nearest whole number of shares. The HomeFed Stock delivered to LUK pursuant to this
Section 3.1 shall be referred to as the "HomeFed Stock Consideration".

                     3.2 ADJUSTMENT TO CONSIDERATION. In determining the number of shares of HomeFed Stock to be delivered as the HomeFed Stock Consideration, the Stock Consideration Amount shall be (a) reduced on a dollar-for-dollar basis by the amount, if any, that $15,200,000 exceeds the amount owed by SERI to Devco (including, but not limited to, bond interest) at the Closing Date pursuant to the Optional Advance Convertible Promissory Note dated January 1, 1995 of SERI, as amended (the "SERI Note"); provided, however, that the Stock Consideration Amount shall only be reduced if and to the extent that amounts that are distributed, dividended or otherwise transferred by Devco to CDS and by CDS to Leucadia, in which event the Stock Consideration Amount shall be reduced by the amount of such distributions, dividends or other transfers received by Leucadia from CDS following the date hereof and (b) increased on a dollar-for-dollar basis by the amount, if any, by which the amount owed by SERI to Devco (including, but not limited to, bond interest) pursuant to the SERI Note exceeds $15,200,000 at the Closing Date.

                     3.3 PAYMENT OF CONSIDERATION; DELIVERY OF THE SHARES. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, HomeFed shall deliver to LUK (i) the Cash Consideration by wire transfer of immediately available funds to an account designated by LUK to HomeFed at least one (1) Business Day prior to the Closing Date and (ii) the HomeFed Stock Consideration, issued in the name of LUK or such other person or persons as LUK shall direct; and LUK shall deliver to HomeFed the Shares issued in the name of HomeFed or such other person or persons as HomeFed shall direct, duly endorsed in blank or accompanied by duly executed instruments of transfer reasonably acceptable to HomeFed and accompanied by all requisite stock transfer tax stamps.

                     4. CONDITIONS TO CLOSING.

                     4.1 CONDITIONS PRECEDENT TO OBLIGATION OF HOMEFED. The obligation of HomeFed to consummate the Closing is subject to satisfaction of the following conditions on or prior to the Closing Date (unless expressly waived in writing by HomeFed on or prior to the Closing Date):

                     4.1.1 COMPLIANCE BY LUK. All of the terms, covenants and conditions of this Agreement to be complied with and performed by LUK on or prior to the Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by LUK in


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this Agreement shall be true and correct in all material respects on and as of the Closing Date (except that representations and warranties qualified by the terms "material" or "CDS Material Adverse Effect" shall be true and correct in all respects) with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as a result of actions contemplated or permitted by this Agreement and except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period.

                     4.1.2 COMPLIANCE CERTIFICATE. LUK shall deliver to HomeFed a certificate dated as of the Closing Date and signed by an executive officer of LUK certifying that the conditions specified in Sections 4.1.1, 4.1.3 and 4.1.4 have been fulfilled.

                     4.1.3 NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect.

                     4.1.4 CONSENTS AND APPROVALS. All consents, approvals, authorizations, licenses, permits and orders of, and registrations and filings with, and notices to, any Governmental Authority required to be obtained, made or given prior to the Closing Date in connection with the consummation of the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect at the Closing, without the imposition of any conditions or limitations.

                     4.1.5 RESIGNATION OF OFFICERS AND DIRECTORS. HomeFed shall have received the written resignation of each officer and director of each of the Companies (except for Walter Wolf and Byron White as directors of SERI), effective as of the Closing Date.

                     4.1.6 CORPORATE ACTION. HomeFed shall have received from LUK a certificate of its Secretary or Assistant Secretary certifying as to (i) the resolutions of the Board of Directors of LUK approving this Agreement and authorizing the consummation of the transactions contemplated hereby and (ii) the incumbency and signatures of the officers of LUK executing this Agreement.

                     4.2 CONDITIONS PRECEDENT TO OBLIGATION OF LUK. The obligation of LUK to consummate the Closing is subject to satisfaction of the following conditions on or prior to the Closing Date (unless expressly waived in writing by LUK on or prior to the Closing Date):

                     4.2.1 COMPLIANCE BY HOMEFED. All of the terms, covenants and conditions of this Agreement to be complied with and performed by HomeFed on or prior to the Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by HomeFed in this Agreement shall be true and correct in all material respects on and as


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
of the Closing Date (except that representations and warranties qualified by the terms "material" or "HomeFed Material Adverse Effect" shall be true and correct in all respects) with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as a result of actions contemplated or permitted by this Agreement and except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period.

                     4.2.2 COMPLIANCE CERTIFICATE. HomeFed shall deliver to LUK a certificate dated as of the Closing Date and signed by an executive officer of HomeFed certifying that the conditions specified in Sections 4.2.1, 4.2.3 and
4.2.4 have been fulfilled.

                     4.2.3 NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect.

                     4.2.4 CONSENTS AND APPROVALS. All consents, approvals, authorizations, licenses, permits and orders of, and registrations and filings with, and notices to, any Governmental Authority required to be obtained, made or given prior to the Closing Date in connection with the consummation of the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect at the Closing, without the imposition of any conditions or limitations other than conditions customarily imposed by insurance regulatory authorities in connection with similar transactions.

                     4.2.5 CORPORATE ACTION. LUK shall have received from HomeFed a certificate of its Secretary or Assistant Secretary certifying as to
(i) the resolutions of the Board of Directors of HomeFed approving this Agreement and authorizing the consummation of the transactions contemplated hereby and (ii) the incumbency and signatures of the officers of HomeFed executing this Agreement.

                     4.2.6 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement referred to in Section 7.17 shall have been executed by HomeFed and delivered to LUK.

                     5. REPRESENTATIONS AND WARRANTIES OF LUK.

                     Except to the extent that HomeFed has Knowledge of any matter contained in this Article 5, LUK hereby represents and warrants to HomeFed as follows:

                     5.1 CORPORATE EXISTENCE. Each of LUK and the Companies is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Companies has full power and authority to own, lease and operate its assets


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and Properties and to conduct its business as now being conducted. Except as otherwise disclosed on Schedule 5.1, each of the Companies is licensed to transact business and is in good standing in each of the respective jurisdictions in which the nature of its respective business or the ownership or leasing of its respective Properties makes such qualification necessary, except where the failure to be qualified and/or licensed would not have a CDS Material Adverse Effect.

                     5.2 AUTHORIZATION; ENFORCEMENT. LUK has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. LUK has taken all necessary corporate action to duly and validly authorize its execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by LUK. This Agreement, assuming due execution and delivery by HomeFed, constitutes a valid and binding obligation of LUK, enforceable against LUK in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     5.3 CAPITAL STOCK OF CDS; OWNERSHIP OF THE SHARES. The authorized capital stock of CDS consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized and validly issued, and are fully paid and non-assessable. The Shares have not been issued in violation of, and none of the Shares is subject to, any preemptive or subscription rights, right of first refusal or any other right of any Person. Except as set forth above, there are no shares of capital stock or other securities of CDS outstanding. There are no outstanding warrants, options, Contracts, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which LUK or CDS is or may be obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of CDS, and there are no equity securities of CDS reserved for issuance for any purpose.

                     5.3.1 BENEFICIAL OWNERSHIP. LUK is the record and beneficial owner of the Shares, free and clear of any Liens (other than restrictions imposed by applicable Laws with respect to the offering, distribution, acquisition and disposition of securities). Upon consummation of the transactions contemplated by this Agreement, HomeFed will acquire record and beneficial ownership of the Shares, free and clear of any Liens (other than Liens created by, or permitted by this Agreement to be created by, HomeFed, and other than restrictions imposed by applicable Laws with respect to the offering, distribution, acquisition and disposition of securities). Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.


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                     5.3.2 SUBSIDIARIES. Except as set forth on Schedule 5.3.2,
(i) CDS does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect equity ownership interest in any Person other than the Subsidiaries, (ii) all issued and outstanding shares of capital stock of, or other ownership interests in each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are not subject to pre-emptive rights and are owned directly or indirectly by CDS, free and clear of all Liens (other than restrictions imposed by applicable Laws with respect to the offering, distribution, acquisition and disposition of securities), and (iii) none of the Subsidiaries has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates any person to issue, sell, deliver or transfer, repurchase, redeem or otherwise acquire or vote any share of capital stock or other security of or ownership interest in any Subsidiary or (ii) restricts the transfer of the Shares.

                     5.4 NO CONFLICT. Neither the execution, delivery and performance by LUK of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) violate any provision of the certificate of incorporation, by-laws or other charter or organizational document of LUK or the Companies; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which LUK or the Companies are a party or by or to which LUK, or to the Knowledge of LUK, any of the Companies or their respective assets or Properties is, to the Knowledge of LUK, bound or subject, except for such violations, conflicts or breaches that individually or in the aggregate would not have a CDS Material Adverse Effect; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, or any Contract with, or condition imposed by, any Governmental Authority binding upon, LUK or, to the Knowledge of LUK, the Companies, or upon the business, Properties or assets of LUK, or, to the Knowledge of LUK, the Companies, except for such violations that individually or in the aggregate would not have a CDS Material Adverse Effect; (iv) subject to making the filings and obtaining the consents contemplated by Section 5.6 of this Agreement, violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to LUK or, to the Knowledge of LUK, the Companies, or to the business, Properties or assets of LUK or, to the Knowledge of LUK, the Companies, except for such violations that individually or in the aggregate would not have a CDS Material Adverse Effect; or (v) except for this Agreement, result in the creation or imposition of any Lien on any of the Properties or assets of LUK or, to the Knowledge of LUK, the Companies; provided, however, LUK makes no representation or warranty as to any of (ii) through (v) above as relating to (a) the Development Management Agreement or (b) the Project.

                     5.5 CERTIFICATE OF INCORPORATION AND BY-LAWS. LUK has made available to HomeFed complete and correct copies of the certificate of incorporation, charter or certificate of formation, as applicable, and the by-laws, operating or similar agreements of the Companies and all amendments thereof.

                     5.6 CONSENTS. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Governmental Authority, is required to be obtained, made or given by or with respect to LUK or, to the Knowledge of LUK, the Companies in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than those required or appropriate in connection with the Elections contemplated under Section 8.5 of this Agreement.

                     5.7 COMPLIANCE WITH LAW. To the Knowledge of LUK, the Companies have complied in all material respects with, and are now complying in all material respects with, all material foreign, federal, state and local statutes, laws, regulations, ordinances, judgments, injunctions, orders, licenses, approvals, permits and other requirements (collectively, "Laws") applicable to the Companies or their respective business, Properties or assets, except for such failures to so comply that individually or in the aggregate would not have a CDS Material Adverse Effect.

                     5.8 LITIGATION. Except as disclosed on Schedule 5.8 and as related to the Development Management Agreement or the Project, there are no actions, suits, proceedings, claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of LUK, threatened
(i) against or involving the Companies or its business, Properties or assets or
(ii) which question the validity of this Agreement or any action taken by LUK or CDS pursuant to this Agreement or the transactions contemplated hereby.

                     5.9 REGULATORY FILINGS. To the Knowledge of LUK, the Companies have filed all material reports, data, registrations, filings, other information and applications required to be filed with or otherwise provided to Governmental Authorities with jurisdiction over the Companies or their respective business, Properties or assets, in each case except such failures to file that individually or in the aggregate would not have a CDS Material Adverse Effect.

                     5.10 CONTRACTS.

                     5.10.1 Set forth on Schedule 5.10.1 is a true, complete and correct list of each Contract, other than any Contracts related to the Project or entered into (i) with HomeFed's consent, (ii) pursuant to the Development Management Agreement, or (iii) otherwise disclosed or Known to HomeFed, to which any of the Companies is a party or by which any is bound that is currently in effect and is not terminable without penalty or payment on less than 30 days notice, in each case the aggregate payment under such Contract in excess of $100,000 per agreement, including all transactions between Affiliates; borrowings of money; purchases of materials, supplies, equipment, products or services; the use of trademarks, trade names or copyrights; distribution of products; or leases (capital or otherwise) (collectively, the "Scheduled Contracts").

                     5.10.2 With respect to the Companies' performance of their obligations under the Scheduled Contracts, to the Knowledge of LUK, no event of default or non-compliance, or event which, with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Scheduled Contract. With respect to the performance by any other party of its obligations under the Scheduled Contracts, to the Knowledge of LUK, no event of default or non-compliance, or event which, with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Scheduled Contract.

                     5.11 FINDER'S FEES. No broker or finder has acted directly or indirectly for LUK or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby, nor has LUK or any of its Affiliates taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any valid claim against HomeFed or the Companies for any broker's or finder's fee or other commission or compensation.

                     5.12 ASSETS AND PROPERTIES. To the Knowledge of LUK, except
(i) as related to the Development Management Agreement or the Project or (ii) as set forth on Schedule 5.12, each of the Companies owns all assets and Properties that it purports to own, free of any Liens, other than (a) Liens for Taxes not yet due and payable, (b) restrictions imposed by applicable Laws with respect to the offering, distribution, acquisition and disposition of securities and (c) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by applicable Laws and created in the ordinary course of the Business.

                     5.13 EMPLOYEE BENEFITS. As of the Closing Date, to the Knowledge of LUK, the Companies will not have any Liabilities under any Plan, ERISA or the minimum funding requirements of the Code.

                     5.14 NO MATERIAL ADVERSE CHANGE. Except as set forth on
Schedule 5.14 or as otherwise Known to HomeFed, except for changes in general economic conditions, changes in prevailing interest rates and changes in applicable law, since June 30, 2002, to LUK's Knowledge, there has been (a) no change, or development involving a prospective change, in the general affairs, management, shareholders' equity, assets, Liabilities Known to LUK, Properties, business, operations, condition (financial or otherwise) or results of operations of the Companies, that has resulted in or may reasonably be expected to result in, either alone or in conjunction with all other such changes and developments, a CDS Material Adverse Effect, other than those resulting from matters relating to or contemplated under this Agreement, (b) no material change in the manner in which the business of the Companies is conducted other than those resulting from matters relating to or contemplated under this Agreement, and (c) no event of the type prohibited by Section 7.2 of this Agreement that has occurred in violation of Section 7.2.

                     5.15 INTANGIBLE PROPERTY. To the Knowledge of LUK, none of the Companies has received any written notice that it is infringing (or is alleged to be infringing) on any trademark, trade name registration, copyright or any application pending therefor.

                     5.16 INSURANCE. Schedule 5.16 sets forth a correct and complete list of all policies or binders of errors and omissions, theft, life, fidelity, fire, liability, products liability, workers' compensation, vehicular and other insurance held by or on behalf of, or issued to, the Companies. All of such policies and binders are, to LUK's Knowledge, in full force and effect; there are no overdue premiums thereon; and none of the Companies has received any notice of any proposed cancellation or non-renewal of any such policy or binder; provided, however, that, effective as of December 31, 2002, LUK intends to remove the Companies from future coverage under all insurance policies issued to LUK.

                     5.17 POWERS OF ATTORNEY; GUARANTEES; REQUIRED INSURANCE; AGENTS. Except (i) as set forth on Schedule 5.17 or (ii) for those given or owed to HomeFed or any of its officers or employees, the Companies do not have any outstanding powers of attorney or any Liability Known to LUK as guarantor, surety, cosigner or endorser (other than for purposes of collection in the ordinary course of business of the Companies). The Companies are not obligated to maintain insurance for the benefit of any Person (including Persons named as additional insureds), except as set forth on Schedule 5.17.

                     5.18 DISCLOSURE. To the Knowledge of LUK, neither the representations or warranties made by LUK in this Agreement nor any certificate or other document furnished by or on behalf of LUK to HomeFed pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                     5.19 ENVIRONMENTAL PROTECTION. To the Knowledge of LUK, (a) the Companies have received no notices from any Governmental Authority of any violation of any applicable environmental protection laws with respect to any real property currently owned by any of the Companies (the "Owned Properties") other than notices for any such violation that heretofore has been cured, and
(b) no action or proceeding is pending or threatened by any Governmental Authority concerning the enforcement of any applicable environmental protection laws with respect to the Owned Properties.

                     5.20 FINANCIAL STATEMENTS. LUK has delivered to HomeFed an unaudited consolidated balance sheet of CDS and its Subsidiaries as of September 30, 2002 and related unaudited statements of operations, changes in shareholders' equity and cash flows of CDS and its Subsidiaries for the nine-month period then ended.

                     5.21 INVESTMENT PURPOSE. LUK is buying the HomeFed Stock for investment only and not with a view to resale in connection with any distribution of any of the HomeFed Stock except in compliance with the Act and all other applicable securities laws. LUK understands that the HomeFed Stock has not been registered under the Act or under the securities laws of any state and that the HomeFed Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Act except pursuant to a valid exemption from such registration.

                     6. REPRESENTATIONS AND WARRANTIES OF HOMEFED.

                     Except to the extent that LUK has Knowledge of any matter contained in this Article 6, HomeFed hereby represents and warrants to LUK as follows:

                     6.1 CORPORATE EXISTENCE. HomeFed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HomeFed has full power and authority to own, lease and operate its assets and Properties and to conduct its business as now being conducted. Except as otherwise disclosed on Schedule 6.1, HomeFed is licensed to transact business and is in good standing in each of the jurisdictions in which the nature of its business or the ownership or leasing of its Properties makes such qualification necessary, except where the failure to be so qualified and/or licensed would not have a HomeFed Material Adverse Effect.

                     6.2 AUTHORIZATION; ENFORCEMENT. HomeFed has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to issue and deliver the HomeFed Stock Consideration and to execute and deliver the Registration Rights Agreement. HomeFed has taken all necessary corporate action to duly and validly authorize its execution and delivery of this Agreement, the issuance and delivery of the HomeFed Stock Consideration, its execution and delivery of the Registration Rights Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by HomeFed. This Agreement, assuming due execution and delivery by LUK, constitutes a valid and binding obligation of HomeFed, enforceable against HomeFed in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     6.3 CAPITAL STOCK OF HOMEFED. The authorized capital stock of HomeFed consists of 250,000,000 shares of common stock, par value $0.01 per share, of which 56,808,576 are issued and outstanding. Except as set forth on
Schedule 6.3, there are no outstanding warrants, options, Contracts, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which HomeFed is or may be obligated to issue, sell, purchase, return or redeem any shares of its capital stock or other securities, and there are no equity securities of HomeFed reserved for issuance for any purpose.

                     6.4 NO CONFLICT. Neither the execution, delivery and performance by HomeFed of this Agreement or the Registration Rights Agreement, the issuance of the HomeFed Stock Consideration nor the consummation of the transactions contemplated by this Agreement will: (i) violate any provision of the charter or by-laws of HomeFed; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which HomeFed is a party or by or to which it or its assets or Properties may be bound or subject, except for such violations, conflicts or breaches that individually or in the aggregate would not have a HomeFed Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of HomeFed to perform its obligations under this Agreement in a timely manner; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, or any Contract with, or condition imposed by, any Governmental Authority binding upon, HomeFed, or upon the business, Properties or assets of HomeFed except for such violations that individually or in the aggregate would not have a HomeFed Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of HomeFed to perform its obligations under this Agreement in a timely manner; or
(iv) subject to making the filings and obtaining the consents contemplated by
Section 6.5 of this Agreement, violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to HomeFed, or to the business, Properties or assets of HomeFed except for such violations that individually or in the aggregate would not have a HomeFed Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of HomeFed to perform its obligations under this Agreement in a timely manner.

                     6.5 CONSENTS. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Governmental Authority, is required to be obtained, made or given by or with respect to HomeFed in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement, the issuance and delivery of the HomeFed Stock Consideration or the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement other than those required or appropriate in connection with the Elections contemplated under Section 8.5 of this Agreement.

                     6.6 LITIGATION. There are no actions, suits, proceedings, claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of HomeFed, threatened which question the validity of this Agreement or any action taken by HomeFed pursuant to this Agreement or the transactions contemplated hereby.

                     6.7 FINDER'S FEES. No broker or finder has acted directly or indirectly for HomeFed or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby, nor has HomeFed or any of its Affiliates taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any valid claim against LUK for any broker's or finder's fee or other commission or compensation.

                     6.8 DISCLOSURE. To the Knowledge of HomeFed, neither the representations or warranties made by HomeFed in this Agreement nor any certificate or other document furnished by or on behalf of HomeFed to LUK pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                     6.9 INVESTMENT PURPOSE. HomeFed is buying the Shares for investment only and not with a view to resale in connection with any distribution of any of the Shares except in compliance with the Act and all other applicable securities laws. HomeFed understands that the Shares have not been registered under the Act or under the securities laws of any state and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Act except pursuant to a valid exemption from such registration.

                     6.10 AUTHORIZATION AND ISSUANCE OF HOMEFED STOCK CONSIDERATION. The issuance of the HomeFed Stock Consideration has been duly authorized and, upon delivery to LUK of certificates therefore against payment, in accordance with the terms hereof, the HomeFed Stock will be validly issued and fully paid and non-assessable, free and clear of all pledges, liens, encumbrances and preemptive rights.

                     6.11 NO MATERIAL ADVERSE CHANGE. Except as set forth on
Schedule 6.11 or as otherwise Known to LUK, except for changes in general economic conditions, changes in prevailing interest rates and changes in applicable law, since June 30, 2002, to HomeFed's Knowledge, there has been (a) no change, or development involving a prospective change, in the general affairs, management, shareholders' equity, assets, Liabilities Known to HomeFed, Properties, business, operations, condition (financial or otherwise) or results of operations of the HomeFed or its subsidiaries, that has resulted in or may reasonably be expected to result in, either alone or in conjunction with all other such changes and developments, a HomeFed Material Adverse Effect, other than those resulting from matters relating to or contemplated under this Agreement, (b) no material change in the manner in which the business of HomeFed or its subsidiaries is conducted other than those resulting from matters relating to or contemplated under this Agreement, and (c) no event prohibited by
Section 7.16 of this Agreement that has occurred in violation of Section 7.16.

                     6.12 REPORTS. HomeFed has furnished to LUK an accurate and complete copy of each registration statement and proxy statement filed by HomeFed with the Securities and Exchange Commission (the "SEC") since December 31, 1999 (the "HomeFed SEC Documents"). Since December 31, 1999, HomeFed has filed all required forms, reports and documents required to be filed by it pursuant to the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder. The HomeFed SEC documents, including without limitation any financial statements or schedules included therein, when filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable respects with the applicable rules and regulations thereunder.

                     6.13 FINANCIAL STATEMENTS. Other than as disclosed in filings by HomeFed with the SEC, the financial statements of HomeFed (including the related notes thereto) included in the HomeFed SEC Documents comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in accordance with GAAP (subject, in the case of the unaudited financial statements, to normal recurring audit adjustments) the consolidated financial position of HomeFed and its consolidated subsidiaries as of the date thereof and the consolidated results of operations and cash flows of HomeFed and its subsidiaries for the periods then ended.

                     7. COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS.

                     7.1 CONDUCT OF BUSINESS OF THE COMPANIES. Except as otherwise contemplated by this Agreement or specifically consented to in writing by HomeFed or authorized by HomeFed under the Development Management Agreement, from the date of this Agreement through the Closing Date, LUK shall cause the Companies to (i) conduct their businesses only in the ordinary course consistent with past practices, (ii) maintain insurance coverages; provided, however, that consistent with past practices, the Companies shall reimburse LUK for the cost of providing such insurance coverages, (iii) comply in all material respects with all applicable Laws, and (iv) perform in all material respects their obligations under all Contracts material to the operations of the Companies taken as a whole to which they are parties or by which they are bound and shall maintain all existing agreements and arrangements between or among LUK and the Companies.

                     7.2 RESTRICTIONS.

                     7.2.1 Except as otherwise contemplated by this Agreement, set forth on Schedule 7.2, specifically consented to in writing by HomeFed or contemplated by the Development Management Agreement, and excluding any actions taken in the ordinary course of business consistent with past practices, from the date of this Agreement through the Closing Date, LUK shall not permit any of the Companies to:

                           (i) amend its certificate of incorporation or
                  charter, as applicable, or by-laws;

                           (ii) declare or pay any dividend or make any other
                  distributions to LUK as a shareholder whether or not upon or in respect of any shares of its capital stock unless such declaration, payment or making would be pursuant to Section
                  7.4 and permitted under applicable Laws;

                           (iii) redeem or otherwise acquire any shares of its
                  capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

                           (iv) subject to any Lien (other than for (i) Taxes
                  not yet due and payable and (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by applicable Laws and created in the ordinary course of the Business) any of its Properties or assets;

                           (v) except for (i) intercompany payments relating to
                  Taxes and other operating expenses paid or advanced by LUK to or on behalf of the Companies or (ii) pay, lend or advance any amount to, or sell, transfer or lease any of its Properties or assets to, or enter into any agreement or arrangement with, LUK or any of its Affiliates;

                           (vi) acquire or agree to acquire by merging or
                  consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate to the Companies;

                           (vii) sell, lease or otherwise dispose of, or agree
                  to sell, lease or otherwise dispose of, any of its Properties or assets that are material, individually or in the aggregate, to the Companies, except in the ordinary course of business consistent with past practice;

                           (viii) enter into any material lease of Property; or

                           (ix) agree, whether in writing or otherwise, to do
                  any of the foregoing.

                     7.2.2 Except as specifically consented to in writing by HomeFed, LUK shall not, and shall not permit any of the Companies to, take any action or omit to take any action that would result in a breach of any representation or warranty of LUK contained in this Agreement.

                     7.3 ACCESS TO INFORMATION; DUE DILIGENCE; CONFIDENTIALITY. HomeFed acknowledges that it is the Development Manager (the "Development Manager") of the Companies' San Elijo Hills project (the "Project") pursuant to the Development Management Agreement dated as of August 14, 1998 between HomeFed and San Elijo Hills Development Company, LLC (the "Development Management Agreement") and in that capacity has material non-public information concerning the Companies. If additional information concerning the Companies is required by HomeFed, prior to the Closing Date, HomeFed shall be entitled, through its employees, agents and representatives, to make such reasonable investigation of the assets, liabilities, financial condition, Properties, business and operations of the Companies as HomeFed may reasonably deem necessary or appropriate, and for such purposes to have access to the Books and Records and Contracts and facilities of the Companies, and access to the personnel of the Companies, and LUK with respect to the Companies, including an examination of the corporate records and minute books, financial statements and projections, insurance department filings, reports and examinations, summaries of pending litigation, tax returns, accounting methods, business plans and prospects, in each case wherever located, of the Companies. Any such investigation, access and examination shall be conducted during regular business hours upon reasonable prior notice and under other reasonable circumstances, and LUK, the Companies and their respective employees, agents and representatives, including their respective counsel and independent public accountants, shall cooperate fully with such employees and representatives in connection with such investigation, access and examination. HomeFed shall hold such documents and other material, including information concerning LUK and the Companies, in confidence. HomeFed shall hold all documents and other material and information described in this
Section 7.3 relating to LUK's tax positions, information, analyses, returns, filings, and similar matters in confidence in accordance with the terms and conditions of this Section without regard to the term thereof, unless such document, other material or information (i) was generally known and available in the public domain at the time of disclosure or subsequently becomes generally known and available in the public domain through no fault of HomeFed, (ii) was received by HomeFed from a third party having no obligation of confidentiality to LUK, or (iii) is required to be disclosed by operation of Law.

                     7.4 PAYMENTS OF INTERCOMPANY INDEBTEDNESS; LIQUIDATING DISTRIBUTIONS. Notwithstanding Section 7.2 hereof, there shall be no restriction on repayments of indebtedness by any of the Companies to any of their parent entities, whether by way of dividend, distribution or otherwise; provided however, any such dividend, distribution or otherwise to Leucadia shall be considered a reduction of the amount owed by SERI to Devco under the SERI Note and shall be included in determining the adjustment of the Stock Consideration Amount pursuant to Section 3.2. If any such repayments are made by SERI or any other of the Companies the recipient of any such repayment (and its respective parent entities) shall have the right to distribute such funds to their respective parent entities.

                     7.5 APPROVALS OF GOVERNMENTAL AUTHORITIES.

                     7.5.1 HomeFed shall take, and shall cause its Affiliates to take, all reasonable steps necessary or appropriate, and shall use, and shall cause its Affiliates to use, all commercially reasonable efforts, to obtain as promptly as practicable all consents, approvals, authorizations, licenses and orders of Governmental Authorities, if any, required to be obtained by HomeFed or any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement.

                     7.5.2 LUK shall cooperate with HomeFed and its Affiliates in seeking to obtain all such consents, approvals, authorizations, licenses and orders, and shall provide and shall cause their respective Affiliates to provide, such information and communications to Governmental Authorities as such Governmental Authorities, if any, may reasonably request in connection therewith.

                     7.6 FURTHER ASSURANCES. On and after the Closing Date, each of the parties shall execute, and shall cause their respective Affiliates to execute, such reasonable documents, instruments and conveyances and take, and cause their respective Affiliates to take, such further reasonable actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement. From and after the Closing Date, any notice or inquiries received by LUK on behalf of the Companies will be promptly forwarded or referred to HomeFed.

                     7.7 NOTIFICATION OF CHANGES.

                     7.7.1 LUK shall promptly notify HomeFed in writing of any event or the existence of any state of facts that LUK becomes aware of prior to the Closing Date that would (i) make any of the representations and warranties of HomeFed or LUK contained in this Agreement untrue or inaccurate in any material respect or (ii) otherwise constitute a CDS Material Adverse Effect. LUK shall also promptly notify HomeFed in writing of any breach by HomeFed of any representation, warranty or covenant of HomeFed contained in this Agreement that LUK becomes aware of prior to the Closing Date.

                     7.7.2 HomeFed acknowledges that in its capacity as Development Manager it may acquire information, whether Known or not Known to LUK concerning the Companies that could affect the representations and warranties contained in this Agreement. HomeFed shall promptly notify LUK in writing of any event or the existence of any state of facts that HomeFed becomes aware of prior to the Closing Date that would (i) make any of the representations and warranties of HomeFed or LUK contained in this Agreement untrue or inaccurate in any material respect or (ii) otherwise constitute a HomeFed Material Adverse Effect. HomeFed shall also promptly notify LUK in writing of any breach by LUK of any representation, warranty or covenant of LUK contained in this Agreement that HomeFed becomes aware of prior to the Closing Date.

                     7.8 PERFORMANCE OF CONDITIONS. LUK shall, and shall cause the Companies to, take all commercially reasonable steps necessary or appropriate, and shall use all commercially reasonable efforts, to effect as promptly as practicable the satisfaction of the conditions required to be satisfied in order for HomeFed and LUK to consummate the transactions contemplated by this Agreement, including all conditions set forth in Section
4.1 of this Agreement. HomeFed shall take all commercially reasonable steps necessary or appropriate, and shall use all commercially reasonable efforts, to effect as promptly as practicable the satisfaction of the conditions required to be satisfied in order for HomeFed and LUK to consummate the transactions contemplated by this Agreement, including all conditions set forth in Section
4.2 of this Agreement.

                     7.9 PUBLICITY. LUK and HomeFed agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except such release or announcement as may be required by law, in which case the party required to make the release or announcement shall allow the other party three Business Days or such shorter amount of time as is practicable under the circumstances to comment on such release or announcement in advance of such issuance.

                     7.10 AUTHORITY, BANK ACCOUNTS, ETC. Resignations, appropriately executed signature cards, and all other documentation needed in preparation for closing bank and other investment accounts of any of the Companies and deposits maintained by any of the Companies with any Governmental Authority, or transferring signature authority therefor, will be provided to HomeFed by LUK upon Closing. LUK will cooperate with and assist HomeFed in obtaining, subsequent to Closing, any statutory or regulatory approvals required to enable any of the Companies to make the appropriate closings or transfers, including transfers of signature authorization, and in providing all notices thereof as may be required by appropriate Governmental Authorities. From and after the Closing, no agent or officer of LUK shall take any action with respect to any such accounts or deposits other than as may be expressly authorized in writing by HomeFed.

                     7.11 DELIVERY OF REPORTS. Not later than thirty (30) days following the last day of each fiscal quarter of CDS after the Closing Date, HomeFed will deliver to LUK the CDS Calculation of Excess Cash Flow Report prepared on a basis consistent with the preparation of the CDS Calculation of Excess Cash Flow Report as of the Closing Date.

                     7.12 HOMEFED ACKNOWLEDGMENTS.

                     7.12.1 NO REGISTRATION RIGHTS. HomeFed acknowledges that it shall not be entitled to any registration rights with respect to the Shares.

                     7.12.2 FUNDING OF OPERATIONS. HomeFed acknowledges that upon consummation of the transaction contemplated by this Agreement, LUK shall have no obligation to fund any operations of any of the Companies.

                     7.12.3 MUNICIPAL BONDS. HomeFed acknowledges that LUK has no obligation to purchase municipal bonds with respect to any of the Companies or their respective operations.

                     7.13 DELIVERY OF AUDITED FINANCIAL STATEMENTS. Not later than sixty (60) days after the Closing Date, LUK will use its commercially reasonable efforts to deliver to HomeFed audited financial statements consisting of a balance sheet and related audited statements of operations, changes in shareholders' equity and cash flows of CDS and its Subsidiaries at December 31, 1999, 2000 and 2001 and for each of the years then ended, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered and otherwise conforming to the rules and regulations of the SEC as applied to companies required to register under the Securities and Exchange Act of 1934, as amended.

                     7.14 SECURITY FOR CREDIT ENHANCEMENTS. HomeFed acknowledges that: (i) SERI is the owner of certain real property located in San Elijo Hills, San Diego County, California being developed as the Project; (ii) in connection with the Project, SERI is required to satisfy certain governmental bonding requirements relating to development of an infrastructure for the Project (the "Bonding Requirements"); (iii) LUK, either directly or through an Affiliate, currently provides and has in the past provided certain guarantees or other credit enhancements to third parties at no cost to CDS (the "Credit Enhancements") to enable SERI to satisfy its Bonding Requirements through the issuance by third parties of improvement bonds, warranty bonds and other bonds required to meet the Bonding Requirements ("Bonds"); (iv) pursuant to the Agreement (the "SERI Agreement") dated as of October 1, 2002, LUK and SERI have documented their existing agreement that SERI shall reimburse LUK for certain costs and expenses incurred by or charged to LUK in connection with the issuance of Bonds or a draw thereon; and (v) pursuant to the Agreement and Guaranty (the "CDS Guaranty") dated as of October 1, 2002, CDS has guaranteed the obligations of SERI to LUK. At LUK's option, LUK shall have the right to secure (a) SERI's performance of its obligations under the SERI Agreement and (b) CDS's obligations under the CDS Guaranty by obtaining a pledge of all of the outstanding stock of CDS pursuant to documents acceptable to LUK.

                     7.15 [RESERVED]

                     7.16 CONDUCT OF BUSINESS OF HOMEFED.

                     7.16.1 Except as otherwise contemplated by this Agreement or specifically consented to in writing by LUK or authorized under the Development Management Agreement, from the date of this Agreement through the Closing Date, HomeFed shall (i) conduct its business and the business of its subsidiaries only in the ordinary course consistent with past practices, (ii) maintain insurance coverages, (iii) comply in all material respects with all applicable Laws, and (iv) perform in all material respects their obligations under all Contracts material to the operations of HomeFed and its subsidiaries taken as a whole, to which they are parties or by which they are bound.

                     7.16.2 Except as specifically consented to in writing by LUK, HomeFed shall not, and shall not permit any of its subsidiaries to, take any action or omit to take any action that would result in a breach of any representation or warranty of HomeFed contained in this Agreement.

                     7.17 REGISTRATION RIGHTS FOR HOMEFED STOCK CONSIDERATION. HomeFed and LUK shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit A, pursuant to which HomeFed will grant LUK registration rights with respect to the HomeFed Stock Consideration.

                     8. TAXES.

                     8.1 TAX RETURNS FILED AND TAXES PAID BY LUK. LUK represents and warrants to HomeFed that except as set forth on Schedule 8.1: (i) all material Tax Returns required to be filed by LUK and the Companies on or before the Closing Date with respect to any of the Companies have been or will be filed in a timely manner (taking into account all extensions of due dates) and all such Tax Returns are complete and correct in all material respects; (ii) all Taxes shown due on such Tax Returns have been or will be timely paid, or properly accrued or adequately reserved on the books of the relevant Company in accordance with applicable accounting practices consistently applied; (iii) no deficiencies for any material Taxes for which the Companies may be liable has been asserted by a taxing authority in a writing received by LUK or any of the Companies or assessed by a taxing authority against any of the Companies which remain unpaid; (iv) none of the Companies has been notified in writing by any taxing authority of any audit or investigation with respect to any liability for Taxes imposed on the income, operations or assets of the Companies and with respect to which the applicable statute of limitations has not expired; (v) there are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax imposed on the income, operations or assets of any of the Companies; (vi) LUK is currently the parent of the Companies and will file a federal consolidated income tax return on behalf of the Companies which will include the operations of the Companies through the Closing Date; and
(vii) the Tax Allocation Agreement is the only tax sharing agreement or similar arrangement currently in effect between the Companies and LUK.

                     8.2 POST-CLOSING ACCESS TO BOOKS AND RECORDS AND COOPERATION. HomeFed will cause each of the Companies after the Closing to afford, or will itself afford, to LUK and its representatives and agents reasonable access during normal business hours (on terms not unreasonably disruptive to the business, operations or employees of HomeFed and the Companies) to the Books and Records pertaining to periods (or portions thereof) ending on or prior to the Closing Date and to the Companies' employees and auditors for the purpose of obtaining information relating to periods (or portions thereof) ending on or prior to the Closing Date: (i) to prepare and complete any Tax or other regulatory filings made by LUK after the Closing Date (including any refund claim filed in accordance with Section 8.3.1 of this Agreement); (ii) to prosecute or defend on behalf of the Companies any inquiry, assessment, contest, proceeding or litigation ("Contest") controlled by LUK under Section 8.3.6 of this Agreement; (iii) to comply with requests made of LUK by any Tax or other regulatory authority in the conduct of any Contest relating to the Companies' activities during periods ending on or prior to the Closing

Date; and (iv) to satisfy any other request of LUK which is reasonable under the circumstances. LUK will hold all information provided to it pursuant to this
Section 8.2 (and any information derived therefrom) in confidence (except to the extent it otherwise becomes public other than through actions of LUK) and will not disclose any such information other than (i) as is reasonably necessary in connection with the Contest or (ii) as required by applicable law or regulation. HomeFed will hold LUK's requests for information, and the contents of HomeFed's responses thereto, in confidence (except to the extent such information otherwise becomes public other than through the actions of HomeFed) and will not disclose any such information other than (i) to directors, officers, employees, and agents of HomeFed who need to know such information for the purposes for which it was requested or provided and (ii) as required by applicable law or regulation.

                     8.3 LIABILITY FOR TAXES AND RELATED MATTERS.

                     8.3.1 LUK'S LIABILITY FOR TAXES. Except as otherwise provided in this Agreement, LUK shall be liable for and shall indemnify HomeFed for all Taxes (including any obligation imposed on the Companies to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Companies for any period prior to the Closing Date, and Taxes resulting from CDS ceasing to be LUK's subsidiary) to the extent, and only to the extent, any such Tax is imposed on the Companies or for which the Companies may otherwise be liable (1) for any taxable year or period that ends on or before the Closing Date, (2) with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year or period ending on the Closing Date as determined in accordance with the principles set forth in
Section 8.3.3 of this Agreement, (3) arising out of a breach or inaccuracy of any representation or warranty made by LUK contained in Section 8.1 of this Agreement, or (4) arising out of a breach of any covenant made by LUK contained in this Article 8; provided, however, that in the case of any such Tax, LUK's liability shall be limited to the amount in excess of the aggregate amounts reserved for Taxes on the September 30, 2002 unaudited consolidated balance sheet of CDS and its Subsidiaries (the "Balance Sheet"). HomeFed may not, without LUK's consent, amend any Tax Return of or with respect to any of the Companies for any taxable period including any portion of time on or prior to the Closing Date. LUK shall be entitled to any refund of Taxes attributable to any of the Companies with respect to any taxable year or period ending on or before the Closing Date and may file and control a refund claim with respect to such periods and HomeFed shall cooperate with LUK and provide to LUK any necessary powers of attorney to LUK to pursue such refund claims.

                     8.3.2 HOMEFED'S LIABILITY FOR TAXES. HomeFed shall be liable for and shall indemnify LUK for the Taxes of any of the Companies (i) for any taxable year or period that begins after the Closing Date, (ii) with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year beginning after the Closing Date as determined in accordance with the principles set forth in Section 8.3.3 of this Agreement, and (iii) arising out of a breach of any covenant made by HomeFed contained in this Article 8. HomeFed shall be entitled to any refund of Taxes of any of the Companies for the periods referred to in clauses (i) and (ii) of the preceding sentence.

                     8.3.3 TAXES FOR SHORT TAXABLE YEAR. LUK and HomeFed shall close the taxable period of the Companies as of the close of business on the Closing Date, unless such action is prohibited by Law. In any case where applicable law prohibits any of the Companies from closing its taxable year on the Closing Date then, for purposes of Sections 8.3.1, 8.3.2 and 8.3.6 of this Agreement, the determination of the Taxes of the Companies for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be ratably apportioned on a time basis.

                     8.3.4 ADJUSTMENT TO CONSIDERATION. Any payment by HomeFed or LUK under Article 8 or Article 9 shall be treated for Tax purposes as an adjustment to Consideration.

                     8.3.5 TAX RETURNS.

                     (a) LUK shall (i) timely prepare and file all Tax Returns required to be filed by the Companies prior to the Closing Date and (ii) timely pay or cause to be paid any Tax shown due thereon. LUK shall prepare such Tax Returns on a basis consistent with past practices. With respect to Tax Returns required to be filed by the Companies after the Closing Date relating to taxable periods ending on or before the Closing Date, LUK shall prepare, and HomeFed shall timely file (or cause to be timely filed), such Tax Returns. LUK shall prepare the Tax Returns described in this Section 8.3.5 on a basis consistent with past practices, unless otherwise required by Laws. Notwithstanding this
Section 8.3.5, liability for the Taxes due on such Tax Returns shall be determined in accordance with the other provisions of this Article 8.

                     (b) HomeFed shall (i) timely prepare and file all Tax Returns required to be filed by or on behalf of the Companies for any taxable period beginning after the Closing Date and (ii) timely pay or cause to be paid any Tax due thereon.

                     (c) HomeFed and LUK shall jointly prepare and HomeFed shall file all Tax Returns required to be filed by or on behalf of the Companies for any taxable period beginning prior to the Closing Date and ending after the Closing Date. Liability for the Taxes due on such Tax Returns and allocable to the Companies shall be determined in accordance with the principles set forth in
Section 8.3.3 of this Agreement.

                     (d) The provisions of this Section 8.3.5(d) shall apply to all Taxes and Tax Returns covered by this Article 8. HomeFed and LUK shall share information and cooperate in all matters (including securing proper signatures) related to the filing of Tax Returns. In cases where one party files a Tax Return (the "Filer") but another party is liable for part of the Tax on such Tax

Return (the "Liable Party"), the Filer shall pay the appropriate amount of Tax to the taxing authority and provide written notice requesting payment of the portion of Tax due from the Liable Party. Such notice shall be provided at least 10 Business Days prior to the due date of the Tax Return (including any extensions for the filing thereof) and shall include the Tax Return together with such Tax information reasonably relevant to such Tax Return, including supporting schedules, workpapers and information as to the method of computing separate taxable income or other relevant measure of income of the Companies. Payment from the Liable Party to the Filer shall be made within 7 Business Days of the receipt of such written notice, provided, however, that payment shall not be due prior to three Business Days before the time the Tax payment is due to the taxing authority. Any late payment of Tax from the Liable Party to the Filer shall bear interest at the overpayment rate set forth in Section 6621(a)(1) of the Code. Notwithstanding anything to the contrary herein, the Liable Party must approve the Tax Return and any supporting schedules as well as the amount due to the Filer from the Liable Party with such approval made at or prior to the time payment is due, and the parties shall attempt to resolve any disagreement regarding the Tax Return prior to the due date for filing thereof. In the event that the dispute is not resolved prior to the due date, the Liable Party shall pay the amount that it believes is due to the Filer from the Liable Party in respect of such Tax Return and, thereafter, the parties shall resolve any disagreement as to the amount not so paid by the Liable Party.

                     8.3.6 CONTEST PROVISIONS. HomeFed shall promptly notify LUK in writing upon receipt by HomeFed, any of the Companies, or any of HomeFed's Affiliates or Subsidiaries of notice of any pending or threatened Tax audits or assessments which may affect the Tax liabilities of the Companies for which LUK could be required to indemnify HomeFed pursuant to Section 8.3.1 of this Agreement (assuming, for this purpose, no exception to or limitation on such indemnity obligation attributable to the existence of any reserve for Taxes on the Balance Sheet), provided that failure to comply with this provision shall not affect HomeFed's right to indemnification hereunder except to the extent (i) such failure results in an increase in the amount for which LUK is liable under
Section 8.3.1 of this Agreement, (ii) LUK is prejudiced by such failure or (iii) such failure otherwise results in a Loss to LUK or a LUK Affiliate. LUK shall have the sole right to represent and control the Companies' interests in any Contest relating to taxable periods ending on or before the Closing Date, or relating to any claim for Taxes which could be subject to indemnification by LUK pursuant to Section 8.3.1 of this Agreement, and to employ counsel of its choice at its expense. HomeFed and the Companies shall cooperate with LUK in any such Contest or claim, including but not limited to signing any powers of attorney and extensions of statutes of limitations requested by LUK.

                     8.3.7 LUK may not agree to settle any such Tax claim which would materially adversely affect the Tax liability of HomeFed or the Companies for any year or period ending after the Closing Date, without the prior written consent of HomeFed, which consent shall not be unreasonably withheld, and shall not be necessary to the extent that LUK has indemnified HomeFed against the effect of any such settlement. HomeFed shall have the sole right to represent the Companies' interests in the defense of any claim for Taxes imposed on the Companies and not covered by the preceding sentences of this Section 8.3.6. Notwithstanding the foregoing, HomeFed shall not be entitled to settle after the Closing Date, either administratively or after the commencement of litigation, any claim for Taxes (including a claim for refund) which would materially adversely affect the liability for Taxes of LUK pursuant to Section 8.3.1 of this Agreement (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards) or any claim for refund or credits relating to periods ending on or prior to the Closing Date without the prior written consent of LUK, which consent shall not be unreasonably withheld, and shall not be necessary to the extent that HomeFed has indemnified LUK against the effects of any such settlement.

                     8.4 TERMINATION OF TAX ALLOCATION AGREEMENT. The Tax Allocation Agreement shall be terminated as of the Closing Date and the parties agree to promptly settle all amounts due thereunder for all periods (or portions thereof) ending on or prior to the Closing Date, but in any event, within ninety
(90) days after the Closing Date; provided, however, that the Companies shall not be obligated to pay any such amount to the extent it is attributable to the Elections.

                     8.5 SECTION 338(H)(10) ELECTION.

                     (a) HomeFed and LUK shall make a joint election under
Section 338(h)(10) of the Code and under any comparable or equivalent provisions of state or local law with respect to the purchase of the Shares by HomeFed, as well as the deemed purchases of the stock of each of Devco and SERI (the "Elections"). LUK and HomeFed shall report, in connection with the determination of Taxes, the transactions contemplated by this Agreement in a manner consistent with the Elections, including the reasonable determination of the fair market value of the assets of the Companies and the allocation of the deemed purchase price among the assets of the Companies within the meaning of Section 338(h)(10) of the Code.

                     (b) HomeFed and LUK will cooperate in timely and properly preparing and filing of all forms and other documents required or necessary in connection with the Elections.

                     (c) HomeFed shall comply with all of the requirements of
Section 338(h)(10) of the Code. Neither LUK nor HomeFed shall take any action which is inconsistent with the requirements for filing the Elections under the Code.

                     (d) To the extent permitted by state or local laws, the principles and procedures of this Section 8.5 shall also apply with respect to
Section 338(h)(10) Elections or equivalent or comparable provision under state or local law.

                     (e) Except as provided in Section 8.7 of this Agreement, HomeFed shall have no liability to LUK for, and shall not be deemed to have indemnified, under any provision of this Agreement or otherwise, LUK from and against, for or in respect of, any Taxes which may be imposed upon or assessed against LUK as a result of the Elections.

                     8.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OBLIGATIONS. The representations, warranties and obligations of the parties set forth in this Article 8 shall survive the Closing, shall be unconditional and absolute and shall remain in effect, in each case, until termination of the applicable period of limitations with respect to Taxes.

                     8.7 TRANSFER TAXES. HomeFed shall be liable for and shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement (other than any transfer taxes imposed by reason of the Section 338(h)(10) Elections which shall be borne equally by LUK and HomeFed), together with any interest, additions or penalties with respect thereto. Each party hereto hereby agrees to file all necessary documentation (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

                     8.8 INDEMNIFICATION PAYMENTS NET OF ANY TAX BENEFIT. Notwithstanding anything contained herein to the contrary, if any payment by one party to the other party with respect to a single item under this Article 8 or under Article 9 hereof exceeds (or would exceed but for this Section 8.8) $25,000 and is not treated for Tax purposes as an adjustment to Consideration, the amount of such payment shall be reduced by the amount of any tax benefit actually realized or reasonably expected to be realized by the payee as a result of either the payment or the circumstances underlying or giving rise to the payment, provided, however, any such tax benefit shall be reduced by any tax cost resulting to the payee as a result of the receipt of such indemnity payment.

                     9. INDEMNIFICATION.

                     9.1 INDEMNIFICATION BY LUK.

                     (a) Subject to the provisions of this Section, Sections 9.3 and 9.5 and Article 11 of this Agreement, LUK hereby agrees to indemnify, defend and hold harmless HomeFed and its officers, directors, employees, Affiliates, agents, successors and assigns (collectively, the "HomeFed Indemnitees") from and against, for and in respect of any and all Losses which any of them may sustain based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of LUK contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto (other than the representations and warranties of LUK contained in Article 8, the indemnification obligations of which are governed by
Article 8) (assuming that each representation and warranty qualified by the terms "material" or "CDS Material Adverse Effect" were not so qualified and without regard to the Knowledge of LUK), and (ii) any breach of any covenant or agreement of LUK contained in this Agreement (other than the covenants of LUK contained in Article 8, the indemnification obligations of which are governed by
Article 8). Notwithstanding anything in Article 8 or this Article 9 to the contrary, in no event shall LUK be obligated to indemnify, defend or hold harmless any HomeFed Indemnitee with respect to any Losses arising as a result of (i) any acts, errors or omissions by HomeFed or any officer, director, employee, Affiliate, agent, successor or assign of HomeFed, (ii) any inaccuracy in or breach of any representation or warranty of HomeFed or any breach of any covenant or agreement of HomeFed under this Agreement or the Development Management Agreement, (iii) any breach of any representation or warranty of LUK made in this Agreement if HomeFed Knew or should have Known of such breach, whether by virtue of its role as Development Manager of the Project or otherwise, or (iv) construction of the Project.

                     (b) For purposes hereof, "Loss" and/or "Losses" shall mean any and all losses, liabilities, damages, deficiencies, costs or expenses, including interest, penalties and reasonable attorneys' and accountants' fees and disbursements, after deducting all amounts received by the indemnified party as a recovery under any insurance policy or bond.

                     (c) Promptly after receipt by HomeFed of notice of (i) any demand, claim or circumstances which, with the lapse of time, would give rise to a Loss with respect to which a HomeFed Indemnitee would be entitled to indemnification pursuant to this Section 9.1 or (ii) any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss with respect to which a HomeFed Indemnitee would be entitled to indemnification pursuant to this Section 9.1, HomeFed shall give notice thereof to LUK, describing in reasonable detail such demand, claim, circumstances or Asserted Liability, the provision or provisions under this Agreement under which the right to indemnification is asserted and the specific circumstances thereof, and indicating the amount (estimated, if necessary) of the Loss that has been or may be suffered by such HomeFed Indemnitee in connection therewith. HomeFed's failure to give notice of any such demand, claim, circumstances or Asserted Liability to LUK in a prompt manner will not be deemed a waiver of the HomeFed Indemnitee's right to indemnification hereunder for Losses in connection herewith, but the amount of indemnification to which the HomeFed Indemnitee is entitled shall be reduced by the amount, if any, by which the HomeFed Indemnitee's Losses would have been less had such notice been given promptly.

                     (d) Limitation on Indemnification. No claim for indemnification under this Section 9.1 may be made unless and until the HomeFed Indemnitees would have incurred Losses which would otherwise be indemnifiable under this Section 9.1 in excess of $100,000 in the aggregate, at which time all Losses may be claimed under this Section 9.1. In no event shall LUK be liable under any circumstances for indemnification under this Section 9.1 in an aggregate amount in excess of $1,000,000.

                     (e) Payment of Losses. In the event that LUK shall be liable for indemnification under this Section 9.1, LUK shall satisfy such obligation with a number of shares of HomeFed Stock obtained by dividing the amount of such obligation by the average closing price of HomeFed Stock as reported on the National Association of Securities Dealers, Inc. Over the Counter Bulletin Board System for the period of five (5) Business Days ending on the second Business Day immediately preceding the date of the satisfaction of such obligation, rounded to the nearest whole number of shares.

                     9.2 HOMEFED'S OBLIGATION TO INDEMNIFY.

                     (a) Subject to the provisions of this Section, Sections 9.3 and 9.5 and Article 11 of this Agreement, HomeFed hereby agrees to indemnify, defend and hold harmless LUK and LUK's officers, directors, employees, Affiliates, agents, successors and assigns (collectively, the "LUK Indemnitees") from and against, for and in respect of any and all Losses which any of them may sustain based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of HomeFed contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto (other than the representations and warranties of HomeFed contained in Article 8, the indemnification obligations of which are governed by Article 8) (assuming that each representation and warranty qualified by the terms "material" or "HomeFed Material Adverse Effect" were not so qualified and without regard to the Knowledge of HomeFed), or (ii) any breach of any covenant or agreement of HomeFed contained in this Agreement (other than the covenant of HomeFed contained in Article 8, the indemnification obligations of which are governed by Article 8).

                     (b) Promptly after receipt by LUK of notice of (i) any demand, claim or circumstances which, with the lapse of time, would give rise to a Loss with respect to which a LUK Indemnitee would be entitled to indemnification pursuant to this Section 9.2 or (ii) an Asserted Liability that may result in a Loss with respect to which a LUK Indemnitee would be entitled to indemnification pursuant to this Section 9.2, LUK shall give notice thereof to HomeFed, describing in reasonable detail such demand, claim, circumstances or Asserted Liability, the provision or provisions under this Agreement under which the right to indemnification is asserted and the specific circumstances thereof, and indicating the amount (estimated, if necessary) of the Loss that has been or may be suffered by such LUK Indemnitee in connection therewith. LUK's failure to give notice of any such demand, claim, circumstances or Asserted Liability to HomeFed in a prompt manner will not be deemed a waiver of the LUK Indemnitee's right to indemnification hereunder for Losses in connection herewith, but the amount of indemnification to which the LUK Indemnitee is entitled shall be reduced by the amount, if any, by which the LUK Indemnitee's Losses would have been less had such notice been given promptly.

                     (c) Limitation on Indemnification. No claim for indemnification under this Section 9.2 may be made unless and until the LUK Indemnitees would have incurred Losses which would otherwise be indemnifiable under this Section 9.2 in excess of $100,000 in the aggregate, at which time all Losses in excess of such $100,000 may be claimed under this Section 9.2. In no event shall HomeFed be liable under any circumstances for indemnification under this Section 9.2 in an aggregate amount in excess of $1,000,000.

                     9.3 RIGHT TO CONTEST THIRD PARTY CLAIMS.

                     (a) Defense (including the right to settle or compromise) of any Asserted Liability, including selection of counsel (subject to the consent of HomeFed, for all HomeFed Indemnitees or of LUK, for all LUK Indemnitees, as applicable, which consent shall not be unreasonably withheld) and the sole power to direct, investigate and control such defense, shall be by the indemnifying party, if within 30 days after receiving the notice required under Section 9.1(c) or Section 9.2(b) of this Agreement, as the case may be, the indemnifying party gives written notice to HomeFed on behalf of all HomeFed Indemnitees, or LUK on behalf of all LUK Indemnitees, as the case may be, stating that the indemnifying party intends to dispute and defend against such Asserted Liability at its own cost and expense. The indemnified party shall make no payment in respect of such Asserted Liability to any third party as long as the indemnifying party is conducting a good faith and diligent defense.

                     (b) Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own cost and expense directly or through counsel. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, HomeFed on behalf of all HomeFed Indemnitees, or LUK on behalf of all LUK Indemnitees, as applicable, (x) shall, at the expense of the indemnifying party, undertake the defense of such Asserted Liability with one counsel selected by HomeFed on behalf of all HomeFed Indemnitees, or LUK on behalf of all LUK Indemnitees, as applicable, and (y) shall have the right to compromise or settle the same exercising reasonable business judgment with the consent of the indemnifying party, which consent shall not be unreasonably withheld.

                     (c) Except as provided herein, HomeFed on behalf of all HomeFed Indemnitees, and LUK on behalf of all LUK Indemnitees, as applicable, shall have the right to consent to any settlement or compromise of any Asserted Liability, which consent shall not be withheld unreasonably. If the indemnified party refuses to consent to a bona fide compromise or settlement that the indemnifying party desires to agree to (the "Bona Fide Settlement"), the indemnified party may continue to pursue the defense of such Asserted Liability, free of any participation by the indemnifying party and at the sole expense of the indemnified party; provided that in such event, the obligation of the indemnifying party to the indemnified party will equal the lesser of (i) the amount of such Bona Fide Settlement or (ii) the actual out-of-pocket amount that the indemnified party is obligated to pay as a result of the indemnified party's continued defense of such Asserted Liability, plus the reasonable out-of-pocket expenses incurred by the indemnified party after the date of notice from the indemnified party of its refusal to consent to a Bona Fide Settlement (the "Refusal Date") in connection with such Asserted Liability, minus the reasonable out-of-pocket expenses of the indemnifying party incurred after the Refusal Date by the indemnifying party in connection with such Asserted Liability. The indemnifying party shall give the indemnified party such notice of the Bona Fide Settlement as is reasonable under then existing circumstances and the indemnified party shall notify the indemnifying party of its consent or lack of consent to such Bona Fide Settlement within a reasonable period of time under then existing circumstances. Notwithstanding anything herein to the contrary, the indemnifying party shall have the right to settle all claims of third parties for which indemnification is payable hereunder without the consent of the indemnified party so long as such settlement releases the indemnified party from all liability for or in connection with such action, is exclusively on monetary terms, does not materially and adversely impair the ability of the indemnified party to carry on its business and does not contain any admission of wrongdoing on the part of the indemnified party.

                     (d) The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense. Any failure to make available such information and/or to cooperate shall reduce the amount, if any, by which the indemnified party's Losses would have been reduced had such information been made available or such cooperation been provided.

                     9.4 INDEMNIFICATION FOR TAXES. Notwithstanding anything in this Article 9 to the contrary, any indemnifiable Loss or third party claims based on, attributable to or resulting from any misrepresentation or the breach or inaccuracy of any representation or warranty made by LUK in Article 8, or the failure to comply with any covenant or agreement on the part of the parties hereto contained in Article 8, will be governed exclusively by Article 8 and the last sentence of Section 9.1(a).

                     9.5 LIMITATIONS ON INDEMNIFICATION.

                     (a) If any party seeking indemnification under this Article 9 (an "indemnified party") recovers from any third party (including insurers) all or any part of any amount paid to it by an indemnifying party (herein so called) pursuant to Section 9.1 or 9.2 of this Agreement, such indemnified party shall promptly pay over to the indemnifying party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery, including any taxes and net of any tax benefit resulting from such recovery and payment), but not in excess of any amount previously so paid by the indemnifying party. If an indemnified party recovers from any third party (including insurers) any amount as to which indemnification may be claimed pursuant to Section 9.1 or 9.2, such indemnified party shall have no right to claim indemnification for such amount from the indemnifying party.

                     (b) The indemnified party shall prosecute diligently and in good faith any claim for indemnification with any applicable third party (including insurers), but such attempt shall not be a condition precedent to the indemnified party seeking to collect any indemnification payment pursuant to
Section 9.1 or 9.2.

                     10. TERMINATION.

                     10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing: (i) by mutual written consent of LUK and HomeFed or
(ii) by either HomeFed or LUK if the Closing shall not have occurred on or before November 30, 2002; provided, however, that the right to terminate this Agreement under this Section 10.1(ii) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                     10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except with respect to Section
12.8 and the confidentiality provisions set forth in Section 7.3 of this Agreement, and except that nothing herein will relieve any party from liability for any prior breach of this Agreement.

                     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                     Each of the representations and warranties of LUK and HomeFed under this Agreement will survive the execution and delivery of this Agreement and the Closing and remain in effect until the expiration of the one year period immediately following the Closing Date, except that the representations and warranties of LUK contained in Article 8 shall survive the Closing and remain in effect for the period set forth in Article 8.

                     12. MISCELLANEOUS.

                     12.1 AMENDMENTS AND WAIVERS. This Agreement may not be amended, and none of its provisions may be modified, except expressly by an instrument signed by the parties hereto. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver by a party of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                     12.2 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and its respective successors and permitted assigns.

                     12.3 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                     12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                     12.5 ENFORCEMENT; JURISDICTION. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or any state court sitting in The City of New York, New York (any such federal or state court, a "New York Court"), this being in addition to any other remedy to which they are entitled to in law or in equity. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any such New York Court, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such New York Court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a New York Court.

                     12.6 NOTICES. All written notices required under this Agreement shall be given in writing and shall be deemed to have been given upon
(i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or
(iii) the expiration of five Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a) if to LUK, to:

                                          Leucadia National Corporation
                                          315 Park Avenue South
                                          20th Floor
                                          New York, NY  10010
                                          Attention:  President
                                          Facsimile:  (212) 598-3245
                                          Telephone:  (212) 460-1900

With  a copy to:                          Weil, Gotshal & Manges, LLP
                                          767 Fifth Avenue
                                          New York, NY 10153
                                          Attention: Andrea A. Bernstein
                                          Facsimile: (212) 310-8007
                                          Telephone: (212) 310-8000

(b)        if to HomeFed, to:

                                          HomeFed Corporation
                                          1903 Wright Place, Suite 220
                                          Carlsbad, CA 92008
                                          Facsimile: (760) 918-8210
                                          Telephone: (760) 918-8200
                                          Attention:  Paul J. Borden

           With a copy to:                Pillsbury Winthrop LLP
                                          11682 El Camino Real
                                          Suite 200
                                          San Diego, CA 92130
                                          Attention: K. Michael Garrett
                                          Facsimile: (858) 509-4010
                                          Telephone: (858) 509-4019

                     12.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                     12.8 CERTAIN FEES AND EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, actuaries and accountants, shall be paid by the party incurring such costs or expenses; provided, however, that HomeFed shall pay any filing fees required by the State of New York.

                     12.9 NO JOINT VENTURE OR PARTNERSHIP INTENDED. Notwithstanding anything herein to the contrary, the parties hereby acknowledge and agree that it is their intention and understanding that the transactions contemplated hereby do not in any way constitute or imply the formation of a joint venture or partnership between HomeFed, on the one hand, and LUK, on the other hand.

                     12.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of LUK and HomeFed direct that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

                     12.11 NO THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided in Article 9, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.





              [Remainder of this page is intentionally left blank.]

                     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



                                        LEUCADIA NATIONAL CORPORATION

                                        By: /s/ Joseph A. Orlando
                                            ---------------------------------
                                            Name: Joseph A. Orlando
                                            Title: Vice President



                                        HOMEFED CORPORATION

                                        By: /s/ Paul J. Borden
                                            ---------------------------------
                                            Name: Paul J. Borden
                                            Title: President

                                                                     Exhibit A

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                     Registration Rights Agreement, dated as of October 21, 2002, by and among HomeFed Corporation, a Delaware corporation ("Company") and Leucadia National Corporation, a New York Corporation ("Purchaser").

                              W I T N E S S E T H :

                     WHEREAS, Company and Purchaser have entered into that certain Stock Purchase Agreement, dated as of October 21, 2002 (the "Purchase Agreement"), pursuant to which, among other things, Purchaser has agreed to sell and deliver to Company 1,000 shares of common stock of CDS Holding Corporation (the "CDS Shares") for consideration including, but not limited to, the HomeFed Stock Consideration (as defined in the Purchase Agreement); and

                     WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to receive the HomeFed Stock Consideration in partial consideration for the CDS Shares, Company has agreed to provide registration rights with respect to the HomeFed Stock Consideration;

                     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

                     1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                     "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                     "Common Stock" shall mean the Company common stock, $0.01 par value per share.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                     "Holder" shall mean the holder of Registrable Securities.

                     "Majority Holders" shall mean Holders holding at the time, shares of Common Stock representing more than 50% of the then outstanding shares of Common Stock issued pursuant to the Purchase Agreement.

                     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                     "Prospectus" shall mean any preliminary prospectus or final prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the Commission.

                     "Registrable Securities" shall mean the shares of Common Stock owned by Purchaser or its permitted transferees and all Common Stock hereafter acquired by Purchaser or which Purchaser hereafter obtains the right to acquire pursuant to the terms of the Purchase Agreement or otherwise. As to any particular Registrable Securities held by any Holder (other than (C) which shall not apply to Purchaser), such securities shall cease to constitute Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution contemplated by the registration statement, (B) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (C) all Registrable Securities held by such Holder may be sold pursuant to Rule 144(k) of the Securities Act, or (D) such securities shall have ceased to be issued and outstanding.

                     "Registration Statement" shall mean the form and documents required to be filed by an issuer in connection with the registration of securities of such issuer under the Securities Act.

                     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                     2. Demand Registration. After receipt of a written request from the holders of Registrable Securities requesting that Company effect a registration under the Securities Act covering at least 20% of the Registrable Securities initially outstanding or having a minimum anticipated aggregate offering price of $3,000,000, and specifying the intended method or methods of disposition thereof, Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 may elect (by written notice sent to Company within ten (10) Business Days from the date of such Holder's receipt of the aforementioned Company's notice) to have Registrable Securities included in such registration thereof pursuant to this Section 2. Thereupon Company shall, as expeditiously as is possible, use its commercially reasonable efforts to effect the registration under the Securities Act of all shares of Registrable Securities which Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that Company shall not be required to effect more than three
(3) registrations of any Registrable Securities pursuant to this Section 2. Except as otherwise agreed to in writing by Holders holding a majority of Registrable Securities to be included in such registration, no securities other than Registrable Securities shall be included in such registration statement. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company.

                     3. Incidental Registration. If Company at any time proposes to file on its behalf and/or on behalf of any of its security holders other than Holders (the "Demanding Security Holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to all Holders at least thirty (30) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

                     Each Holder desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within twenty
(20) days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, provided that Company may in its sole discretion determine to abandon any such registration. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or such Demanding Security Holders would materially and adversely affect the distribution of such securities by Company or such Demanding Security Holders, then all selling security holders (including the Demanding Security Holders and Holders, but not including Company) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company.

                     4. Registration Procedures. If Company is required by the provisions of Section 2 or 3 to use its commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

                     (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed one hundred and eighty (180) days;

                     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred and eighty
(180) days;

                     (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                     (d) use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                     (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Sections 2 or 3, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request;

                     (f) (i) notify each Holder of any Registrable Securities covered by such Registration Statement (a "Selling Holder"), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (ii) at the request of any such Selling Holder prepare and furnish to such Selling Holder a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchasers of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                     (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                     (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

                     It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall (i) furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company and (ii) in connection with an underwritten offering, enter into customary agreements (including an underwriting agreement and a lock-up agreement with respect to such Holder's equity securities of Company as may be requested by the managing underwriter).

                     5. Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and expenses of counsel for Company, the reasonable fees and expenses of counsel for the Selling Holders (selected by those holding a majority of the securities being registered), all accounting fees and all expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by Company; provided, however, that Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by such Holder.

                     6. Indemnification and Contribution.

                     (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, Prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such Holder specifically for use therein or (in the case of any registration pursuant to Section 2) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

                     (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless Company, its directors and officers and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any Prospectus contained therein, or any amendment or supplement thereto, but in an amount not to exceed the net proceeds received by such Holder in the offering.

                     (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The liability of any holder of Registrable Securities hereunder shall not exceed the net proceeds received by it in the offering.

                     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                     7. Sale without Registration; Legend.

                     (a) The Holders agree to comply in all respects with the provisions of this Section 7(a) so long as each certificate representing the shares of Registrable Securities by them is required to bear one or more legends as set forth in Section 7(b) hereof. Prior to any proposed transfer of any Registrable Securities by any Holder which shall not be registered under the Securities Act, such Holder shall give written notice to Company of its intention to effect such transfer, accompanied by: (i) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of such Holder's transferee, an unqualified opinion of counsel, satisfactory in form and substance to Company, to the effect that such transfer may be made without registration under the Securities Act. Notwithstanding the foregoing, no opinion of counsel shall be necessary for a transfer by a Holder in compliance with Rule 144(k) (or any successor provision) under the Securities Act so long as Company is furnished with satisfactory evidence of compliance with such rule.

                     (b) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):


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
                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                     The Holders consent to Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Section 7.

                     8. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement:

                     (a) Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of all of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act in reliance upon Rule 144(k) under the Securities Act; and

                     (b) Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2 if Company has had a registration statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 2 or 3, declared effective within one year prior to the date of the request pursuant to Section 2.

                     (c) Company shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 2 hereof during one or more periods aggregating not more than one hundred and twenty
(120) days in any twelve-month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

                     9. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 2 shall be selected by Company and shall be reasonably acceptable to Purchaser.


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
                     10. Miscellaneous.

                     (a) No Inconsistent Agreements. Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

                     (b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                     (c) Amendments. This Agreement and all other Agreements may be amended or modified with the written consent of Company and the Majority Holders.

                     (d) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                           (i) If to any Holder, at its last known address
                  appearing on the books of Company maintained for such purpose.

                           (ii) If to Company, at

                     HomeFed Corporation
                     1903 Wright Place, Suite 220
                     Carlsbad, CA 92008
                     Attention:  Paul J. Borden
                     Facsimile No.:  (760) 918-8210
                     Telephone No.:  (760) 918-8200

                     with a copy (which shall not constitute notice) to:

                     Pillsbury Winthrop LLP
                     11682 El Camino Road, Suite 200
                     San Diego, CA 92130
                     Attention:  K. Michael Garrett
                     Facsimile No.:  (858) 509-4010
                     Telephone No.:  (858) 509-4019
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail.

                     (e) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                     (f) Rule 144. So long as Company is subject to the reporting requirements under the Exchange Act, it shall comply with such requirements so as to permit sales of Registrable Securities by the Holders thereof pursuant to Rule 144 under the Securities Act.

                     (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are transferred.

                     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                     (i) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

                     (j) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                     (k) Entire Agreement. This Agreement, together with the Purchase Agreement, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


              [Remainder of this page is intentionally left blank.]

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                     HOMEFED CORPORATION

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                     LEUCADIA NATIONAL CORPORATION

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:










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